Exhibit 99.1

FOR IMMEDIATE RELEASE

Investors contact:	Media contact:
Linda Snyder	Robert Schettino
408/220-8405	408/220-8179
Linda_snyder@hyperion.com	Robert_schettino@hyperion.com

HYPERION REPORTS FISCAL FIRST-QUARTER RESULTS

3% Revenue Growth Drives Continued Operating Margin Expansion

SUNNYVALE, Calif., October 21, 2003 – Hyperion (Nasdaq: HYSL), the global leader in Business Performance Management software, today announced financial results for its fiscal first quarter ended September 30, 2003.

     Total revenues for the quarter increased three percent to $123.6 million, compared to $119.9 million for the same period a year ago. Software license revenue was $43.0 million, compared to $44.6 million for the same period a year ago, while maintenance and services revenue totaled $80.5 million, compared to $75.3 million in the year-ago period.

     The company reported net income for the quarter of $9.7 million, or $0.26 per diluted share, compared to net income of $9.1 million, or $0.27 per diluted share, for the first quarter of fiscal 2003.

     Hyperion’s balance sheet reflects cash and short-term investments totaling $408.5 million at September 30, 2003. This compares to $416.6 million in cash and short-term investments at June 30, 2003. Cash flow from operations for the quarter was $14.7 million. Stock repurchases totaled $26.0 million.

     “We’ve completed a quarter with many accomplishments,” said Jeff Rodek, Hyperion’s chairman and chief executive officer. “We had another quarter of year-over-year revenue growth, driven this quarter primarily by growth in maintenance and services. Strong international license revenue growth was offset by weakness in North America. Sales of our suite-based applications grew 19% with a double-digit increase in sales of Hyperion Planning and the best quarter ever for sales of Hyperion Business Modeling, Hyperion Performance Scorecard, and Hyperion Strategic Finance. Our consulting revenues were up with improved profitability year-over-year for the second quarter in a row. Through continued diligent management of our expenses, we expanded our operating margin to 12%, the highest since I joined the company in October 1999. Having announced the Brio acquisition three weeks into the quarter, I’m pleased with these accomplishments, given our focus on integration planning under accelerated deadlines.”

Hyperion Reports Fiscal First-Quarter Results	p. 2

     “We closed the Brio acquisition only 12 weeks after announcing it and are excited about our opportunities going forward,” continued Mr. Rodek. “Brio’s September quarter operating results, which are not part of our quarterly numbers, include 13% license revenue growth to $10.9 million and total revenues of $27.4 million. These numbers are very encouraging. They attest to the strength of Brio’s people and products and provide good momentum for our combined operations, which began after the close on October 16.”

     Mr. Rodek concluded, “With Brio’s essential business intelligence (BI) technology, we now offer the most comprehensive set of interoperable Business Performance Management solutions and a one-stop shop for BI and Business Performance Management technologies. Brio integration efforts are well underway and we look forward to realizing the full strategic and financial potential of this business combination, with the goal of expanding our leadership in the Business Performance Management category.”

Other Recent Developments

Other significant company developments include:

•	Won major customer contracts at District of Columbia, Ecolab, Hyatt Corporation, Invensys (UK), La Poste (France), LaSer (France), Mutuelles du Mans Assurances (France), QinetiQ (UK), Sealy Corporation, Southwest Bank of Texas, Tomkins plc (UK), and VNU N.V. (Netherlands);

•	Tripled the number of live references for Hyperion Financial Management over one year ago;

•	Advanced our leading position in the Visionary quadrant for Corporate Performance Management (which Hyperion calls Business Performance Management), according to a just-released report by industry analyst firm Gartner, Inc. Vendors were evaluated on completeness of vision and ability to execute;

•	Introduced Hyperion Strategic Finance 3.0, which now enables finance executives to more effectively model and predict financing costs under alternative strategic scenarios. The company continues to see strong market acceptance of this product, as evidenced by its sequential revenue growth in what is traditionally a down quarter; and

•	Launched major awareness-building marketing initiatives, including a Wall Street Journal print advertising campaign, which will feature 12 full-page ads and will reach more than four million readers around the world. Hyperion is also hosting joint seminars on corporate compliance in six U.S. cities with former SEC Chairman Arthur Levitt, drawing hundreds of attendees; and, along with Business Finance Magazine, co-sponsored the industry’s first BPM conference.

Hyperion Reports Fiscal First-Quarter Results	p. 3

Conference Call and Webcast

     Hyperion’s executive management will host a conference call at 5:00 p.m. ET today to discuss these financial results. The conference call will be webcast live with access from the Investor Relations section of the Hyperion Web site at www.hyperion.com. A replay of the webcast will also be available from the company’s Web site.

About Hyperion

Hyperion is the global leader in Business Performance Management software. More than 9,000 customers rely on Hyperion software to translate strategies into plans, monitor execution and provide insight to improve financial and operational performance. Hyperion combines the most complete set of interoperable applications with the leading Business Intelligence platform to support and create Business Performance Management solutions. A network of more than 600 partners provides the company’s innovative and specialized solutions and services.

Headquartered in Sunnyvale, California, Hyperion employs approximately 2,600 people in 20 countries and is represented in 25 additional countries through distributor relationships. Hyperion, together with recently acquired Brio software, generated combined annual revenues of $612 million for the twelve months ending June 30, 2003. Hyperion is traded under the Nasdaq symbol HYSL. For more information, please visit www.hyperion.com, www.hyperion.com/contactus or call 800 286 8000 (U.S. only).

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties concerning Hyperion’s acquisition of Brio Software, Hyperion’s expected performance (including without limitation as described in the quotations from management in this press release), as well as Hyperion’s strategic and operational plans. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the reaction of customers of Hyperion and Brio Software to the transaction; Hyperion’s ability to successfully integrate Brio Software’s operations and employees; the introduction of new products by competitors or the entry of new competitors into the markets for Hyperion’s and Brio Software’s products; and economic and political conditions in the U.S. and abroad. More information about potential factors that could affect Hyperion’s business and financial results is included in Hyperion’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003, including (without limitation) under the captions, “Factors that May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is on file with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov. For more information and additional risk factors regarding Brio Software, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Brio Software’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003, its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, and in other reports filed by Brio Software with the SEC. Neither Hyperion nor Brio Software undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release.

# # #

Hyperion is a registered trademark of Hyperion Solutions Corporation. All other trademarks and company names mentioned are the property of their respective owners.

Hyperion Solutions Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	September 30,
	2003	2002

	(Unaudited)	(Unaudited)
REVENUES
Software licenses	$43,045	$44,591
Maintenance and services	80,507	75,288

TOTAL REVENUES	123,552	119,879

COSTS AND EXPENSES
Cost of revenues:
Software licenses	3,059	3,050
Maintenance and services	30,461	32,379
Sales and marketing	42,442	41,078
Research and development	19,784	17,872
General and administrative	12,920	11,966

TOTAL COSTS AND EXPENSES	108,666	106,345

OPERATING INCOME	14,886	13,534
Interest and other income	1,140	1,459
Interest and other expense	(652)	(782)
Gain on redemption of debt	—	252

INCOME BEFORE INCOME TAXES	15,374	14,463

Income tax provision	5,687	5,351

NET INCOME	$9,687	$9,112

Basic net income per share	$0.27	$0.27
Diluted net income per share	$0.26	$0.27
Shares used in computing basic net income per share	35,898	33,435
Shares used in computing diluted net income per share	37,365	34,141

Hyperion Solutions Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par value)

	September 30,	June 30,
	2003	2003

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$396,142	$398,040
Short-term investments	12,380	18,514
Accounts receivable, net of allowances of $8,579 and $8,231	87,376	98,774
Deferred income taxes	12,331	12,890
Prepaid expenses and other current assets	16,316	18,498

TOTAL CURRENT ASSETS	524,545	546,716

Property and equipment, net	66,048	67,533
Goodwill	12,872	12,774
Intangible assets, net	7,479	8,120
Deferred income taxes	15,661	13,633
Other assets	5,017	5,982

TOTAL ASSETS	$631,622	$654,758

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$40,959	$45,631
Accrued employee compensation and benefits	31,253	41,637
Deferred revenue	104,136	104,868
Other current liabilities	3,987	3,931

TOTAL CURRENT LIABILITIES	180,335	196,067

Long-term debt	50,040	50,040
Other liabilities	10,699	11,326

Stockholders’ equity:
Preferred stock — $0.001 par value; 5,000 shares authorized; none issued	—	—
Common stock — $0.001 par value; 300,000 shares authorized; 36,168 and 36,654 shares issued; 35,685 and 36,105 shares outstanding	36	37
Additional paid-in capital	274,936	278,339
Treasury stock, at cost: 483 and 549 common shares	(9,500)	(10,847)
Deferred stock-based compensation	(2,696)	(2,893)
Retained earnings	132,290	137,582
Accumulated other comprehensive loss	(4,518)	(4,893)

TOTAL STOCKHOLDERS’ EQUITY	390,548	397,325

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$631,622	$654,758

Hyperion Solutions Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended
	September 30,
	2003	2002

	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$9,687	$9,112
Adjustments to reconcile net income to net cash provided by operating activities:
(Gain) on redemption of debt	—	(252)
(Gain) loss on sale of assets	105	(17)
Depreciation and amortization	6,471	7,635
Provision for accounts receivable allowances	2,159	1,648
Deferred income taxes	(1,469)	795
Income tax benefit from exercise of stock options	1,655	902
Changes in operating assets and liabilities:
Accounts receivable	9,485	27,072
Prepaid expenses and other current assets	(1,640)	(1,051)
Other assets	974	(19)
Accounts payable and accrued expenses	(4,762)	(10,056)
Accrued employee compensation and benefits	(10,447)	(10,848)
Income taxes payable	3,929	2,707
Deferred revenue	(849)	(672)
Other current liabilities	56	(433)
Other liabilities	(627)	(370)

Net cash provided by operating activities	14,727	26,153

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	—	(8,029)
Proceeds from maturities of investments	6,133	7,040
Purchases of property and equipment	(3,732)	(6,046)
Proceeds from sale of property and equipment	23	148
Purchases of intangible assets	(540)	(718)

Net cash provided by (used in) investing activities	1,884	(7,605)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on mortgage loan	—	(2,298)
Redemption of debt	—	(4,692)
Purchases of common stock	(26,027)	—
Proceeds from issuance of common stock	7,337	3,579

Net cash used in financing activities	(18,690)	(3,411)
Effect of exchange rate on cash and cash equivalents	181	(374)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,898)	14,763
Cash and cash equivalents at beginning of period	398,040	311,130

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$396,142	$325,893

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$1,270	$1,805
Cash paid for income taxes	$1,267	$668

Hyperion Solutions Corporation
Supplemental Financial Data
Q1 Fiscal 2004
(Unaudited, $ in thousands)

	Fiscal 2003								Fiscal 2004
											% Change	% Change
	Q1		Q2		Q3		Q4		Q1		over Q4 03	over Q1 03

Revenue Analysis
Software License Revenue	$44,591	37%	$51,136	41%	$50,449	40%	$55,590	40%	$43,045	35%	-23%	-3%
Maintenance and Services Revenue:
Maintenance Revenue	51,578	43%	52,405	42%	53,174	42%	55,000	40%	55,310	45%	1%	7%
Consulting and Training Revenue	23,710	20%	22,496	18%	22,936	18%	27,393	20%	25,197	20%	-8%	6%

Total Maintenance and Services Revenue	75,288	63%	74,901	59%	76,110	60%	82,393	60%	80,507	65%	-2%	7%

Total Revenue	$119,879	100%	$126,037	100%	$126,559	100%	$137,983	100%	$123,552	100%	-10%	3%

Revenue by Geography
North America	$74,905	62%	$75,307	60%	$76,887	61%	$83,307	60%	$72,743	59%	-13%	-3%
International	44,974	38%	50,730	40%	49,672	39%	54,676	40%	50,809	41%	-7%	13%

Total Revenue	$119,879	100%	$126,037	100%	$126,559	100%	$137,983	100%	$123,552	100%	-10%	3%

Software License Revenue by Geography
North America	$26,564	60%	$27,526	54%	$28,890	57%	$31,163	56%	$21,131	49%	-32%	-20%
International	18,027	40%	23,610	46%	21,559	43%	24,427	44%	21,914	51%	-10%	22%

Total Software License Revenue	$44,591	100%	$51,136	100%	$50,449	100%	$55,590	100%	$43,045	100%	-23%	-3%

Software License Revenue by Channel
Direct	$33,262	75%	$37,103	73%	$35,335	70%	$43,089	78%	$32,504	76%	-25%	-2%
Indirect	11,329	25%	14,033	27%	15,114	30%	12,501	22%	10,541	24%	-16%	-7%

Total Software License Revenue	$44,591	100%	$51,136	100%	$50,449	100%	$55,590	100%	$43,045	100%	-23%	-3%

Software License Revenue by Market
Application Software Licenses:
Suite-based [1]	$18,576	42%	$18,243	36%	$24,442	48%	$25,598	46%	$22,088	51%	-14%	19%
Standalone [2]	5,085	11%	4,924	10%	4,828	10%	4,320	8%	3,336	8%	-23%	-34%

Total Application Software Licenses	23,661	53%	23,167	45%	29,270	58%	29,918	54%	25,424	59%	-15%	7%
Platform Software Licenses [3]	20,930	47%	27,969	55%	21,179	42%	25,672	46%	17,621	41%	-31%	-16%

Total Software License Revenue	$44,591	100%	$51,136	100%	$50,449	100%	$55,590	100%	$43,045	100%	-23%	-3%

Quarterly Transactions and Customers
Average Selling Price	$135		$129		$130		$132		$139		5%	3%
Number of Software Transactions > $500	7		13		15		14		14		0%	100%
Number of New Customers	185		165		132		135		127		-6%	-31%
Percentage of License Revenue from New Customers	40%		35%		30%		31%		42%		35%	5%

Selected Balance Sheet and Cash Flow Information
Cash, Cash Equivalents and Short-Term Investments	$346,022		$352,282		$388,783		$416,554		$408,522		-2%	18%
Cash Flow from Operations	$26,153		$14,527		$32,165		$15,268		$14,727		-4%	-44%
Repurchases of Common Stock	$—		$—		$—		$—		$26,027		N/A	N/A
Repurchases of Convertible Notes	$4,692		$23,238		$—		$—		$—		N/A	N/A
Days Sales Outstanding	61		62		55		64		64		0%	5%

Headcount
Quota-Carrying Sales Representatives	230		223		213		213		209		-2%	-9%

North America Headcount	1,579	70%	1,540	70%	1,525	70%	1,557	70%	1,538	70%	-1%	-3%
International Headcount	685	30%	666	30%	653	30%	652	30%	673	30%	3%	-2%

Total Company Headcount	2,264	100%	2,206	100%	2,178	100%	2,209	100%	2,211	100%	0%	-2%

Notes:

[1]	Suite-based refers to Hyperion’s newer business performance management family of applications. This family includes Hyperion Financial Management, Hyperion Planning, Hyperion Performance Scorecard, Hyperion Business Modeling and other associated products. These products may also be sold as individual applications.

[2]	Includes Hyperion Enterprise and Hyperion Pillar.

[3]	Includes Hyperion Essbase XTD platform services, Hyperion Essbase, Hyperion Analyzer, Hyperion Reports, Hyperion Application Builder and other associated Essbase XTD products.